As filed with the U.S. Securities and Exchange Commission on May 6, 2019.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Landcadia Holdings II, Inc.
(Exact name of registrant as specified in its charter)
Delaware	6770	83-3593048
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1510 West Loop South
Houston, Texas 77027
Telephone: (713) 850-1010
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Steven L. Scheinthal
1510 West Loop South
Houston, Texas 77027
Telephone: (713) 850-1010
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Joel L. Rubinstein Elliott M. Smith Winston & Strawn LLP 200 Park Avenue New York, NY 10166 Tel: (212) 294-6700 Fax: (212) 294-4700	Merritt Johnson Ilir Mujalovic Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 848-4000 Fax: (213) 848-7179

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	2,875,000 Units	$10.00	$28,750,000	$3,484.50
Shares of Class A common stock included as part of the units(3)	2,875,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	958,334 Warrants	—	—	—(4)
Total			$28,750,000	$3,484.50
(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Represents an additional number of securities being registered and includes 375,000 units, consisting of 375,000 shares of Class A common stock and 125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-230946).

(3)
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g) under the Securities Act.

(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of  $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-230946), which was declared effective by the U.S. Securities and Exchange Commission on May 6, 2019. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of  $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement on Form S-1 is being filed with respect to the registration of 2,875,000 additional units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-third of one redeemable warrant of Landcadia Holdings II, Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction V to Form S-1, including 375,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of  $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230946) (the “Prior Registration Statement”), initially filed by the Registrant on April 18, 2019 and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on May 6, 2019. The required opinions of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
(a)
Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1, as amended (SEC File No. 333-230946) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX
Exhibit	Description
5.1	Opinion of Winston & Strawn LLP
23.1	Consent of Marcum LLP
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24	Power of Attorney (included in signature page)
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 6th day of May, 2019.
LANDCADIA HOLDINGS II, INC.
By:
/s/ Tilman J. Fertitta

Tilman J. Fertitta
Co-Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Tilman J. Fertitta and Richard H. Liem, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Tilman J. Fertitta Tilman J. Fertitta	Co-Chairman and Chief Executive Officer (Principal Executive Officer)	May 6, 2019
/s/ Richard H. Liem Richard H. Liem	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2019
/s/ Richard Handler Richard Handler	Co-Chairman and President	May 6, 2019
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